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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

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
[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       SAVANNAH FOODS & INDUSTRIES, INC.
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                (Name of Registrant as Specified in Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOR IMMEDIATE RELEASE                             Contact:  Jorge Dominicis
                                                             (561) 655-6303


Editor's note: Florida Crystals Companies today issued the following statement with respect to its pending merger with Savannah Foods & Industries Inc.:


           FLORIDA CRYSTALS WORKING TO COMPLETE SAVANNAH FOODS MERGER

        Palm Beach, FL, August 27, 1997--The Florida Crystals Companies, a Florida-based privately-owned supplier of raw cane sugar and other agricultural goods, intends to continue to work toward the successful completion of its previously announced merger with Savannah Foods & Industries Inc.

        Though Imperial Holly Corporation, a producer and marketer of refined sugar, has expressed an interest in acquiring Savannah Foods, the rationale for Savannah Foods' merger with Florida Crystals remains intact: assuring a stable supply of raw sugar and integrating operations, from the farm to the customer.

        Florida Crystals believes the leveraging of Savannah contemplated by the Imperial Holly proposal will sacrifice the long-term interest of Savannah's shareholders, employees, local community and consumers. Their long-term interests will be better served by a merger that enhances Savannah's ability to compete and provides a strong platform for expansion of the combined business.

        Florida Crystals Companies are controlled by Flo-Sun Inc., a privately-owned company controlled by the Fanjul family. The Flo-Sun companies were founded in 1960 by the Fanjul family, now in its fifth generation in the sugar business. Florida Crystals is also recognized as the first fully integrated sugar company in the United States with operations ranging from the planting and farming of sugar cane to the milling and refining of sugar, under the Florida Crystals label. Florida Crystals has expanded to become one of the largest sugar producers in Florida, farming approximately 181,000 acres of sugar fields with over 3,000 employees.